Exhibit 77N

The following Executive Committee and Board of Directors meeting minutes and Letters to the SEC describe action taken during Money Market Trust's reporting period with respect to defaulted securities held during the period covered by this report.
MINUTES OF THE MEETING
HELD AUGUST 10, 1999
OF THE EXECUTIVE COMMITTEE OF:

Cash Trust Series, Inc.  ("CTSI")
Federated Insurance Series  ("FINS")
Money Market Management, Inc.  ("MMM")
Money Market Obligations Trust  ("MMOT")
Money Market Trust  ("MMT")

(the "Funds")
________________________________________________________________________
	Pursuant to call, a telephonic meeting (the "Meeting") of the Funds convened at 4:30 P.M. on Tuesday, August 10, 1999 at the Federated Investors, Inc. ("Federated") Tower, Pittsburgh, Pennsylvania.
	The following members, constituting the Executive Committee (the "Committee"), were present at the meeting:

John F. Donahue (by telephone)
John E. Murray, Jr., J.D. (by telephone)
	The following persons were also present in person, unless noted otherwise, at the Meeting:
	G. Andrew Bonnewell, Senior Corporate Counsel, Federated

	Jonathan Conley, Senior Vice President, Federated Global
Investment 	Management Company, Federated Investment Counseling,
Federated 	Investment Management Company, and Passport Research Limited
	("Federated Advisory Companies")

	William D. Dawson, III, Executive Vice President and Chief
Investment 	Officer, Federated Advisory Companies

	J. Christopher Donahue (via telephone), President and Chief
Executive 	Officer, Federated; 	President, Federated Advisory
Companies; Officer of 	the Funds

	Thomas R. Donahue, Vice President, Chief Financial Officer and Treasurer, Federated

	Emily H. Emigh, Senior Vice President, Federated Administrative
Services 	("FAS"); Director of Internal Audit, Federated

	Raymond Hanley, Senior Vice President, Federated Investors Management Company ("FIMCo")

	Stephen A. Keen, General Counsel, Federated

	Suzanne W. Land, Paralegal Supervisor, Federated

	Denis McAuley, III, Senior Vice President, FIMCo, Vice President,
FII 	Holdings, Inc., and Assistant Treasurer, Federated

	John W. McGonigle, Chief Legal Officer and Executive Vice
President, 	Federated; Officer of the Funds

	Leslie K. Ross, Associate Corporate Counsel, Federated

	Richard J. Thomas, Vice President, FAS
	Mr. Stephen A. Keen stated that the purpose of the meeting was to discuss the likely default of funding agreements (the "Funding Agreements") issued by General American Life Insurance Company
("General American") and held by Automated Cash Management Trust
("ACMT"), a portfolio of MMOT; Federated Master Trust ("FMT"), a portfolio of MMOT; Federated Prime Money Fund II ("IFPMF"), a
portfolio of FINS; MMM; MMT; and Prime Cash Series ("PCS"), a
portfolio of CTSI (collectively, "the Money Market Funds"). Mr. Keen described the structure of the Funding Agreements, indicating that they were contracts between General American and the Money Market Funds. Mr. Keen reported that each of the Funding Agreements included a demand feature, exercisable on seven days' notice, which entitled the Money Market Funds to receive their invested funds back from General American. He noted that the Money Market Funds had exercised their demand features on August 4, 1999, and were due payment from General American on August 11, 1999. He reported that earlier in the day, Federated Investment Management Company (the "Adviser"), investment adviser to the Money
Market Funds, had received information that General American had defaulted on similar funding agreements with other investors who had
exercised demand features.   In addition, the Adviser had discovered
that General American had requested and received administrative supervision from the Missouri insurance commissioner. Mr. Keen noted
such action could constitute an event of insolvency under Rule 2a-7 of the Investment Company Act of 1940.  He added that it was likely that the Adviser would determine that the Funding Agreements no longer presented minimal credit risks. Mr. Keen said that as a consequence, the Money Market Funds were required to dispose of the Funding
Agreements unless the Board of Directors of the Money Market Funds found that such disposal would not be in the best interests of the Money
Market Funds. Mr. Keen asked Mr. Dawson to provide background on the General American situation.
	Mr. William D. Dawson, III indicated that the General American situation resulted from its issuance of a significant amount of short-term funding agreements to large institutional investors, primarily money market funds.  He said that the funding agreements included a demand feature exercisable on seven days' notice. He indicated that on July 30, 1999, Moody's Investors Services, Inc. ("Moody's") downgraded General American's long-term rating from A2 to A3 and a large number of investors exercised their demand features. Mr. Dawson said that this required General American to raise a significant amount of cash within a short time frame, and that it had inadequate liquidity resources to do
so.
	Mr. Dawson noted that in a press release earlier in the day, General American had indicated that it was well capitalized and had adequate assets to meet its obligations. He further noted that the press release indicated that General American had requested
administrative supervision to allow it to respond to its institutional investors, making certain that all its obligations were honored. Mr. Dawson indicated that based on such information, he believed that the General American situation was an issue of liquidity, not insolvency, and that a loss under the Funding Agreements was unlikely.
	Mr. Dawson then chronicled recent ratings of General American. He reported that on March 5, 1999, Moody's downgraded General American's long-term rating from A1 to A2. He said that shortly thereafter, Federated downgraded its rating of General American from a 3 to a 4. Mr. Dawson said that on July 30, 1999, Moody's downgraded General American's long-term rating from A2 to A3. Mr. Dawson noted that on August 9,
1999, Moody's downgraded General American's long-term rating from A3 to Ba1 and Standard & Poor's ("S&P") downgraded General American's short-term rating from A-1+ to A-3. On August 10, 1999, S&P downgraded
General American's short-term ratings from A-3 to R and Duff & Phelps Credit Rating Co. downgraded General American's short-term and long term-ratings from D-1/AA to D-5/DD. Mr. Keen interjected that due to the prior day's downgrades, the Funding Agreements were not eligible securities for the Money Market Funds.
	Mr. Keen then noted that the net asset value of the Money Market Funds was protected by portfolio insurance issued by a subsidiary of Zurich American Insurance Group. Mr. Keen explained that the insurance policy provides that, in the event of a default in a portfolio of any of the Money Market Funds, the insurance company will pay the fund the amount, up to the policy limit, necessary for the Money Market Funds to continue to price their shares at $1.00. Mr. Keen noted that the insurance policy provides coverage for losses up to $150,000,000. Mr. Dawson interjected that there was minimal risk that, if the Funding Agreements were not paid in full, the loss would exceed the Money Market Funds' default insurance coverage.
	Mr. Keen then discussed options for resolving the issue and pricing the Money Market Funds. He indicated that the Money Market
Funds could either liquidate or retain the Funding Agreements. However, he noted that an immediate liquidation was not viable because the
Funding Agreements were actually contracts between General American and the Money Market Funds, and were thus not readily transferable. Mr. Dawson interjected that market conditions would likely affect the orderly disposition of the Funding Agreements, even if they could be transferred. Mr. Keen then discussed the means for valuing shares.
After full discussion, the Executive Committee of each of the Funds, individually, and unanimously,
RESOLVED,	that the Executive Committee of the Money Market
Funds hereby determines that  each of the Money
Market Funds could continue to use the amortized cost method of valuing its shares and that it was not in the best interest of the Money Market
Funds to liquidate the funding agreements.
The Committee then agreed to submit this determination to the Board for ratification. It was also noted that the Committee would reconvene, if necessary.
	There being no further business to come before the Committee, the meeting was thereupon duly adjourned.

					Respectfully submitted,

					/s/ John F. Donahue
					John F. Donahue

					/s/ John E. Murray, Jr. J.D.
					John E. Murray, Jr., J.D.
MINUTES OF THE MEETING
HELD AUGUST 11, 1999
OF THE BOARDS OF:

Cash Trust Series, Inc.  ("CTSI")
Federated Insurance Series  ("FINS")
Money Market Management, Inc.  ("MMM")
Money Market Obligations Trust  ("MMOT")
Money Market Trust  ("MMT")

("the Funds")
________________________________________________________________________

	Pursuant to call, a Special Telephonic Meeting (the "Meeting")
of the Board of Directors (the "Board") of the Funds convened at
10:00 A.M. on Wednesday, August 11, 1999, at Federated Investors, Inc. ("Federated") Tower, Pittsburgh, Pennsylvania.
The following members, constituting the full Board, with the exception of Peter E. Madden, were present at the Meeting via telephone
(unless noted otherwise):
	John F. Donahue (in person)		J. Christopher Donahue
	Thomas G. Bigley				Lawrence D. Ellis, M.D.
	John T. Conroy, Jr.				Edward L. Flaherty, Jr.
	Nicholas P. Constantakis			Charles F. Mansfield,
Jr.
	William J. Copeland				John E. Murray, Jr.,
J.D.
	John F. Cunningham			Wesley W. Posvar
							Marjorie P. Smuts
							John S. Walsh
	The following persons were also present in person (unless noted otherwise) at the Meeting:
	G. Andrew Bonnewell, Senior Corporate Counsel, Federated

	Jonathan Conley, Senior Vice President, Federated Global
Investment 	Management Company, Federated Investment Counseling,
Federated 	Investment Management Company, and Passport Research Limited
	("Federated Advisory Companies")

	William D. Dawson, III, Executive Vice President and Chief
Investment 	Officer, Federated Advisory Companies

	J. Christopher Donahue, President and Chief Executive Officer,
Federated; 	President, Federated Advisory Companies; Officer of the
Funds (via 	telephone)

	Thomas R. Donahue, Vice President, Chief Financial Officer and Treasurer, Federated

	Emily H. Emigh, Senior Vice President and Director of Internal
Audit, 	Federated Administrative Services ("FAS")

	Raymond Hanley, Senior Vice President, Federated Investors Management Company ("FIMCo")

	Stephen A. Keen, General Counsel, Federated

	Suzanne W. Land, Paralegal Supervisor, Federated

	Denis McAuley, III, Senior Vice President, FIMCo, Vice President,
FII 	Holdings, Inc., and Assistant Treasurer, Federated

	John W. McGonigle, Chief Legal Officer and Executive Vice
President, 	Federated; Officer of the Funds

	Matthew G. Maloney (via telephone), Partner, Dickstein Shapiro
Morin & 	Oshinsky LLP; Special Counsel to the Funds

	Leslie K. Ross, Associate Corporate Counsel, Federated

	Richard J. Thomas, Vice President, FAS
	Mr. John F. Donahue served as Chairman and Mr. John W. McGonigle recorded the proceedings as Secretary.
	Mr. Stephen A. Keen stated that the purpose of the meeting was to discuss funding agreements (the "Funding Agreements") issued by
General American Life Insurance Company ("General American") and held by Automated Cash Management Trust ("ACMT"), a portfolio of MMOT; Federated Master Trust ("FMT"), a portfolio of MMOT; Federated Prime
Money Fund II ("IFPMF"), a portfolio of FINS; MMM; MMT; and Prime Cash Series ("PCS"), a portfolio of CTSI (collectively, "the Money Market Funds"). Mr. Keen reported that the Funding Agreements were no longer eligible securities under Rule 2a-7 of the Investment Company Act of
1940. He described the structure of the Funding Agreements, indicating that they were contracts between General American and the Money Market Funds. Mr. Keen reported that each of the Funding Agreements included a demand feature, exerciseable on seven days' notice, which entitled the Money Market Funds to receive their invested funds back from General American. He noted that the Money Market Funds had exercised their demand features on August 4, 1999, and were due payment from General American on August 11, 1999. He reported that on August 10, 1999, Federated Investment Management Company (the "Adviser"), investment adviser to the Money Market Funds, had received information that General American had defaulted on similar funding agreements with other investors who had exercised demand features.  In addition, the Adviser had discovered that General American had requested and received administrative supervision from the Missouri insurance commissioner.
Mr. Keen noted that such action could constitute an event of insolvency under Rule 2a-7. He added that it was likely that the Adviser would determine that the Funding Agreements no longer presented minimal credit risks. Finally, he noted that as a result of ratings downgrades on
August 9, 1999, the Funding Agreements were no longer eligible securities for the Money Market Funds. Mr. Keen said that as a consequence, the Money Market Funds were required to dispose of the Funding Agreements absent a finding by the Board of Directors of the
Money Market Funds that such disposal would not be in the best interests of the Money Market Funds. Mr. Keen asked Mr. Dawson to provide background on the General American situation.
	Mr. William D. Dawson, III indicated that the General American situation resulted from its issuance of a significant amount of short-term funding agreements to large institutional investors, primarily money market funds.  He said that the funding agreements included a demand feature exerciseable on seven days' notice. He indicated that on July 30, 1999, Moody's Investors Service ("Moody's") downgraded
General American's long-term rating from A2 to A3 and a large number of investors exercised their demand features. Mr. Dawson said that this required General American to raise a significant amount of cash within a short time frame, and that it had inadequate liquidity resources to do
so.
	Mr. Dawson noted that in a press release issued on August 10, 1999, General American had indicated that it was well capitalized and had adequate assets to meet its obligations. He further noted that the press release indicated that General American had requested administrative supervision to allow it to respond to its institutional investors, making certain that all its obligations were honored. Mr. Dawson indicated that based on such information, he believed that the General American situation was an issue of liquidity, not insolvency, and that a loss under the Funding Agreements was unlikely.
	Mr. Dawson then chronicled recent ratings of General American. He reported that on March 5, 1999, Moody's downgraded General American's long-term rating from A1 to A2. He said that shortly thereafter, Federated downgraded its rating of General American from a 3 to a 4.
Mr. Dawson said that on July 30, 1999, Moody's downgraded General American's long-term rating from A2 to A3. Mr. Dawson noted that on August 9, 1999, Moody's downgraded General American's long-term rating from A3 to Ba1 and Standard & Poor's ("S&P") downgraded General
American's short-term rating from A-1+ to A-3. On August 10, 1999, S&P downgraded General American's short-term ratings from A-3 to R and Duff
& Phelps Credit Rating Co. downgraded General American's short-term and long-term ratings from D-1/AA to D-5/DD. Mr. Keen interjected that due to the prior day's downgrades, the Funding Agreements were not eligible securities for the Money Market Funds.
	Mr. Keen then noted that the net asset value of the Money Market Funds was protected by portfolio insurance issued by a subsidiary of Zurich American Insurance Group. Mr. Keen explained that the insurance policy provides that, in the event of a default in a portfolio of any of the Money Market Funds, the insurance company will pay the fund the amount, up to the policy limit, necessary for the Money Market Funds to continue to price their shares at $1.00. Mr. Keen noted that the insurance policy provides coverage for losses up to $150,000,000. Mr. Dawson interjected that there was minimal risk that, if the Funding Agreements were not paid in full, the loss would exceed the Money Market Funds' default insurance coverage.
	Mr. Dawson indicated that the Money Market Funds hold $320 million in Funding Agreements. He informed the Board that a representative of J.P. Morgan & Co. had contacted the Adviser on August 10, 1999 and indicated that they would like to discuss the possibility of engaging in credit swaps and that the Adviser was going to explore such possibility.
	Mr. Keen reviewed the discussions that had taken place at the Executive Committee Meeting held on August 10, 1999. He indicated that action alternatives had been debated, and that the Committee had resolved that the Money Market Funds should not liquidate their positions in General American, and that the Money Market Funds could continue to use the amortized cost method of valuating their shares.
	Mr. Keen explained to the Board that it was their responsibility to determine whether the security should be liquidated or retained. He noted that an immediate liquidation was not viable because the Funding Agreements were actually contracts between General American and the
Money Market Funds, and were thus not readily transferable. Mr. Dawson interjected that market conditions would likely affect the orderly disposition of the Funding Agreements, even if they could be transferred.  Mr. Keen then discussed the means for valuing shares.
After full discussion, on motion duly made and seconded, the full Boards present of each of the Funds, individually, unanimously
RESOLVED,	that the Boards of Directors of the Money Market
Funds hereby determine that it is not in the best interest of the Money Market Funds to liquidate the securities, and further determines that each of the Money Market Funds will continue to use the amortized cost method of valuation to value its shares.
	There being no further business, on motion duly made and seconded, the Meeting was thereupon duly adjourned.

					Respectfully submitted,


					/s/ John W. McGonigle
					John W. McGonigle
					Secretary

Federated Investors
Management Co.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
412-288-1900  Phone
www.federatedinvestors.com


August 11, 1999


By FAX and Overnight Mail

Mr. Paul Roye
Director of the Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:	Money Market Obligations Trust, on behalf of its Automated Cash
Management Trust
("ACMT")
	Federated Master Trust ("FMT")
	Federated Insurance Series, on behalf of its Federated Prime Money Fund II ("IFPMF")
	Money Market Management ("MMM")
	Money Market Trust ("MMT")
	Cash Trust Series, Inc., on behalf of its Prime Cash Series
("PCS")

Dear Mr. Roye:

This letter is to follow up the letter (the "Letter") that Federated Investment Management Company (the "Adviser"), as investment adviser to the above-referenced investment companies (collectively, the "Funds"), provided earlier today pursuant to the Rule 2a-7(c)(6)(iii) under the Investment Company Act of 1940.

On August 11, 1999, the Funds' Boards of Directors ("Boards") met with regard to the issue described in the Letter and affirmed the determinations made on August 10, 1999 by the Executive Committee of the Funds' Boards. Specifically, the Boards determined that each Fund could continue to use the Amortized Cost Method of valuing its shares in accordance with Rule 2a-7. The Boards therefore determined that it would be in the best interest of the Funds' shareholders to continue to hold the funding agreements issued by General American Life Insurance Company, St. Louis, Missouri.

Please contact me at (412) 288-1412 or Leslie K. Ross at (412) 288-7404 if you would like any further information on this matter.

Very truly yours,

Federated Investment Management Company

By:	/s/G. Andrew Bonnewell
G. 	Andrew Bonnewell
	Vice President and Secretary

Federated Investors
Management Co.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
412-288-1900  Phone
www.federatedinvestors.com


August 11, 1999

By FAX and Overnight Mail

Mr. Paul Roye
Director of the Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:	Money Market Obligations Trust, on behalf of its Automated Cash
Management Trust
("ACMT")
	Federated Master Trust ("FMT")
	Federated Insurance Series, on behalf of its Federated Prime Money Fund II ("IFPMF")
	Money Market Management ("MMM")
	Money Market Trust ("MMT")
	Cash Trust Series, Inc., on behalf of its Prime Cash Series
("PCS")

Dear Mr. Roye:

Pursuant to rule 2a-7(c)(6)(iii) of the Investment Company Act of 1940 (the "1940 Act"), Federated Investment Management Company (the "Adviser"), as investment adviser to the above-referenced, registered, open-end investment companies (collectively, the "Funds"), hereby notifies the Commission of: (1) an imminent default with respect to various funding agreements issued by General American Life Insurance Company, St. Louis, Missouri ("General American") held by the Funds (the "Funding Agreements"); and (2) a possible "Event of Insolvency" of the Funding Agreement' issuer, General American.

At the time of its purchase, each Funding Agreement was a First Tier Security, as defined by Rule 2a-7 of the 1940 Act (the "Rule"). The Funds purchased the Funding Agreements in the following amounts:

	Fund	Principal Amount	% of Total Fund Assets
	ACMT	$122,500,000	5.156%1
	PCS	$172,000,000	3.763%
	FMT	$10,000,000	2.538%
	MMT	$10,000,000	2.433%
	MMM	$3,500,000	4.311%
	IFPMF	$2,000,000	1.369%

______________________________
1 At the time of purchase, Funding Agreements comprised less than 5% of ACMT's total assets. Net redemptions have resulted in ACMT's Funding Agreements exceeding 5% of its total assets.


Each of the Funding Agreements included a Demand Feature (as defined in the Rule) that the Funds may exercise upon seven days' notice. On August 4, 1999, the Funds exercised their Demand Features. On August 9, 1999 the investment ratings of General American were downgraded so that its Funding Agreements were no longer Eligible Securities. On August 10, 1999 the Adviser received information that General American failed to timely repay similar funding agreements bought by other purchasers who exercised their Demand Features. Finally, on August 10, 1999 General American requested and received administrative supervision from the Missouri insurance commissioner, which may constitute an Event of Insolvency, as defined by the Rule. However, General American has publicly stated that it has sufficient assets to fulfill its obligations (including accrued interest) and intends to do so.

As a result of these events, the Executive Committee of the Funds' Board of Directors ("Executive Committee") convened on August 10, 1999 to discuss the Adviser's assessment of General American's financial condition. The Adviser indicated that a loss under the Funding Agreements was unlikely. Moreover, the Adviser stated that there was minimal risk that, if the funding Agreements were not paid in full, the loss would exceed the Funds' default insurance coverage. After consideration of the Adviser's assessment of General American's financial condition and the amount of insurance coverage available to the Funds (including the deductible to which the Funds would be subject), the Executive Committee determined that each Fund could continue to use the Amortized Cost Method of valuing its shares in accordance with the Rule. The Executive Committee therefore determined that it would be in the best interest of the Funds' shareholders to continue to hold the Funding Agreements.

Please contact me at (412) 288-1412 or Leslie K. Ross at (412) 288-7404 if you would like any further information on this matter.

Very truly yours,

Federated Investment Management Company



By:	/s/G. Andrew Bonnewell
G. 	Andrew Bonnewell
	Vice President and Secretary


/jif

cc:  Stephen A. Keen, Esq.



Mr. Paul Roye
August 11, 1999
Page 2

Current as of:  8/18/94